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                       SECURITIES AND EXCHANGE COMMISSION
                               WASHINGTON DC 20549
                                  -------------

                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

       Date of Report (Date of earliest event reported)  August 13, 2007

                        CONSUMER PORTFOLIO SERVICES, INC.
                        ---------------------------------
               (Exact Name of Registrant as Specified in Charter)

         CALIFORNIA                  0-51027                    33-0459135
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(State or Other Jurisdiction        (Commission               (IRS Employer
     of Incorporation)              File Number)           dentification No.)

                   16355 Laguna Canyon Road, Irvine, CA 92618
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               (Address of Principal Executive Offices) (Zip Code)

        Registrant's telephone number, including area code (949) 753-6800

                                 Not Applicable
                                 --------------
          (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act(17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the ExchangeAct (17 CFR 240.13e-4(c))

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ITEM 5.02 DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS;
APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

On August 13, 2007, the board of directors of the registrant (i) increased the authorized number of directors from seven to eight, and (ii) elected Chris A. Adams of Latrobe, Pennsylvania to fill the vacancy thereby created.

Mr. Adams has not been named to any of the standing committees of the Board of Directors.

It is anticipated that Mr. Adams will be granted, under the registrant's 2006 Long-Term Equity Incentive Plan, five-year options to purchase up to 30,000 shares of the registrant's common stock, at an exercise price per share equal to the prevailing market price of such shares on the date of such grant.

ITEM 5.03 AMENDMENTS TO ARTICLES OF INCORPORATION OR BYLAWS; CHANGE IN FISCAL YEAR.

On August 13, 2007, the board of directors of the registrant amended the bylaws to increase the authorized number of directors from seven to eight

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS.

One exhibit is filed herewith:

3.2.1             Bylaws (as of August 13, 2007).



                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

                           CONSUMER PORTFOLIO SERVICES, INC.

Dated: August 17, 2007     By: /s/ Robert E. Riedl
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                            Robert E. Riedl
                            Sr. Vice President